UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2015

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

320 Summer Street Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the CEO succession plan previously announced by LogMeIn, Inc. (the “Company”) on September 2, 2015, the Company and Mr. Michael K. Simon entered into a Transition Agreement on September 30, 2015 (hereinafter the “Agreement”), pursuant to which Mr. Simon has agreed to serve the Company in an advisory role for the period from December 16, 2015 until December 15, 2016, or such lesser period as may be determined by the Company or Mr. Simon (the “Transition Period”) to help ensure an orderly transition of his duties and responsibilities. The material terms of the Agreement are as follows:

•	Mr. Simon’s full-time employment as CEO of the Company will end as of close of business on December 15, 2015;

•	During the Transition Period, Mr. Simon shall be employed as a special advisor to Mr. William R. Wagner, and is expected to work at least five (5) days per month to assist with the transitioning of his duties and to also perform other special projects and assignments as reasonably requested by Mr. Wagner or the Company’s Board of Directors;

•	Mr. Simon shall be entitled to receive the following compensation for services to be performed during the Transition Period:

•	An annual base salary of $100,000.00 (USD), which represents 25% of Mr. Simon’s fiscal 2015 annual base salary, which shall be paid in accordance with the Company’s normal payroll procedures. Mr. Simon will not receive any additional salary for any days worked over his required five (5) days per month, unless Mr. Simon works more than ten (10) days in a given month at which point he shall be entitled his prorated daily salary for each day over five (5) days in said month;

•	Mr. Simon shall be entitled to receive his full fiscal 2015 bonus, with the exact amount to be determined based on the Company’s actual attainment of its 2015 bonus goals, as determined by the Company’s Board of Directors and the Compensation Committee. Mr. Simon will not be eligible to participate in the Company’s fiscal 2016 cash incentive bonus program;

•	Mr. Simon shall be eligible to participate in the employee benefit plans, programs and arrangements of the Company (including medical, dental, vision, life insurance, disability insurance and defined contribution 401(k) plan), subject to and consistent with the terms thereof and as such plans, programs and arrangements may be amended from time-to-time;

•	Mr. Simon’s outstanding stock options and restricted stock units in the Company shall continue to vest in accordance with their applicable equity award agreements. The vesting of Mr. Simon’s outstanding equity awards shall also be subject to the following:

•	In the event that Mr. Simon’s employment is terminated prior to the end of the Transition Period by the Company for any reason other than for “Cause” (as defined below), death or disability, all of Mr. Simon’s unvested equity awards which would have vested in the ordinary course prior to the end of the Transition Period, but for the early termination of Mr. Simon’s employment, shall become vested in full on the effective date of such termination. As used above, “Cause” shall mean (a) a good faith finding by a majority of the Board of Directors (excluding the vote of Mr. Simon, if he is a member of the Board of Directors) that (i) Mr. Simon has failed to perform his reasonably assigned material duties for the Company and, if amenable to cure, has not cured such failure after reasonable notice from the Company; (ii) Mr. Simon has engaged in gross negligence or willful misconduct, which has or is expected to have a material detrimental effect on the Company, (iii) Mr. Simon has engaged in fraud, embezzlement or other material dishonesty, (iv) Mr. Simon has engaged in any conduct which would constitute grounds for termination for material violation of the Company’s policies in effect at that time and, if amenable to cure, has not cured such violation after reasonable notice from the Company; or (v) Mr. Simon has breached any material provision of the Employee Confidentiality and Assignment of Inventions and Non-Competition Agreement, dated September 9, 2004, between Mr. Simon and the Company or other similar agreement and, if amenable to cure, has not cured such breach after reasonable notice from the Company; or (b) the conviction of Mr. Simon of, or the entry of a pleading of guilty or nolo contendere by Mr. Simon to, any crime involving moral turpitude or any felony;

•	In the event of a “Change in Control” (as defined below), all of Mr. Simon’s unvested equity awards which would have vested in the ordinary course prior to the end of the Transition Period shall become vested in full on the effective date of such Change of Control. As used above “Change in Control” means the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a transaction in which all or substantially all of the individuals and entities who were beneficial owners of the Common Stock immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

•	In the event an acceleration in vesting due to (i) Mr. Simon’s early termination for any reason other than for Cause or (ii) in the event of a Change of Control, the performance period for any of Mr. Simon’s outstanding performance-based restricted stock unit awards shall be shortened to the effective date of termination or Change of Control, as applicable.

•	The Employee Confidentiality and Assignment of Inventions and Non-Competition Agreement, dated September 9, 2004, between Mr. Simon and the Company shall remain in effect, and Mr. Simon has affirmed his obligations under the Employee Confidentiality and Assignment of Inventions and Non-Competition Agreement in connection with the execution of the Agreement; and

•	In consideration of the compensation and benefits described above, Mr. Simon has signed a release of claims in connection with the execution of the Agreement and has agreed to be subject to customary non-compete, non-solicitation of clients, and no-hire obligations for 12 months following the end of the Transition Period.

The foregoing is intended to be a summary of the material terms of the Agreement, and does not purport to summarize or include all terms contemplated by the Agreement. The foregoing summary is qualified in its entirety by reference to the Agreement itself, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC

Date: October 6, 2015	By:	/s/ Michael K. Simon
Michael K. Simon
Chief Executive Officer